UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2011

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of HealthSouth Corporation (the “Company”), originally filed with the Securities and Exchange Commission on May 9, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future stockholder non-binding advisory votes on the executive compensation of the Company (each, a “say-on-pay vote”). No other changes have been made to the Initial Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2011, the Company held its 2011 Annual Meeting of Stockholders, and as previously disclosed, the majority of stockholders, in an advisory vote, favored an annual say-on-pay vote. In light of the stockholder vote, which was consistent with the original recommendation of the Board of Directors of the Company (the “Board”), the Board determined at its meeting held on July 20, 2011, that the Company will hold a say-on-pay vote on an annual basis until the next required advisory vote on the frequency of such votes occurs or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company. The next required advisory vote on the frequency will occur no later than 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General
Counsel and Corporate Secretary
Dated: July 21, 2011